Exhibit 99.1

Plains All American Reports Second-Quarter 2024 Results & Raises 2024 Guidance

Houston, TX – August 2, 2024 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported strong second-quarter 2024 results and raised full-year 2024 Adjusted EBITDA guidance.

Second-Quarter Results

•Reported net income attributable to PAA of $250 million and net cash provided by operating activities of $653 million

•Delivered Adjusted EBITDA attributable to PAA of $674 million

•Generated Adjusted Free Cash Flow of $421 million (excluding changes in Assets & Liabilities; including bolt-on acquisition capital)

•Successfully priced public offering of $650 million of unsecured senior notes at 5.7% due 2034

2024 Guidance Update

•Raising the mid-point of guidance for full-year 2024 Adjusted EBITDA attributable to PAA by $75 million to a new range of $2.725 - $2.775 billion

•Reiterating full-year 2024 Adjusted Free Cash Flow guidance of $1.55 billion (excluding changes in Assets & Liabilities; including bolt-on acquisition capital)

“Today’s announcements reflect another solid quarter with results exceeding expectations in both the Crude Oil and NGL segments. Based on our performance to-date and outlook for the remainder of the year, we are increasing our annual EBITDA guidance for 2024. This underscores the resilience of our business model and highlights the flexibility of our asset base to capture opportunities in a dynamic and evolving market,” said Willie Chiang, Chairman & CEO of Plains. “We remain focused on maximizing long-term value for investors, through our consistent strategy of capital discipline, generating meaningful Free Cash Flow and increasing return of capital to equity holders while maintaining financial flexibility.”

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
GAAP Results	2024	2023	Change	2024	2023	Change
Net income attributable to PAA	$250	$293	(15)%	$515	$715	(28)%
Diluted net income per common unit	$0.26	$0.32	(19)%	$0.55	$0.84	(35)%
Diluted weighted average common units outstanding	701	698	—%	701	698	—%
Net cash provided by operating activities	$653	$888	(26)%	$1,072	$1,631	(34)%
Distribution per common unit declared for the period	$0.3175	$0.2675	19%	$0.6350	$0.5350	19%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Non-GAAP Results (1)	2024	2023	Change	2024	2023	Change
Adjusted net income attributable to PAA	$288	$243	19%	$642	$586	10%
Diluted adjusted net income per common unit	$0.31	$0.25	24%	$0.72	$0.66	9%
Adjusted EBITDA	$807	$700	15%	$1,654	$1,513	9%
Adjusted EBITDA attributable to PAA (2)	$674	$597	13%	$1,391	$1,312	6%
Implied DCF per common unit and common unit equivalent	$0.58	$0.54	7%	$1.25	$1.16	8%
Adjusted Free Cash Flow	$411	$650	(37)%	$480	$1,474	(67)%
Adjusted Free Cash Flow after Distributions	$125	$404	(69)%	$(92)	$985	**
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities)	$421	$519	(19)%	$681	$1,145	(41)%
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities)	$135	$273	(51)%	$109	$656	(83)%

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture, Cactus II Pipeline LLC and Red River Pipeline LLC.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Crude Oil	NGL
Three Months Ended June 30, 2024	$576	$94
Three Months Ended June 30, 2023	$529	$62
Percentage change in Segment Adjusted EBITDA versus 2023 period	9%	52%

	Segment Adjusted EBITDA
	Crude Oil	NGL
Six Months Ended June 30, 2024	$1,130	$253
Six Months Ended June 30, 2023	$1,046	$254
Percentage change in Segment Adjusted EBITDA versus 2023 period	8%	—%

Second-quarter 2024 Crude Oil Segment Adjusted EBITDA increased 9% versus comparable 2023 results primarily due to higher tariff volumes on our pipelines, tariff escalations and contributions from acquisitions. These items were partially offset by fewer market based opportunities.

Second-quarter 2024 NGL Segment Adjusted EBITDA increased 52% versus comparable 2023 results primarily due to turnarounds impacting sales volumes in the second quarter of 2023 and incremental margins from iso-to-normal butane spread benefits in the second quarter of 2024.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Friday, August 2, 2024 to discuss second-quarter performance and related items.

To access the internet webcast, please go to https://edge.media-server.com/mmc/p/za3n6iir/

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Events & Presentations). Following the live webcast, an audio replay will be available on our website and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Adjusted Free Cash Flow, Adjusted Free Cash Flow after Distributions and certain other non-GAAP financial liquidity measures are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plains.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Non-GAAP Financial Performance Measures
Adjusted EBITDA is defined as earnings before interest expense, income tax (expense)/benefit, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities), gains and losses on asset sales and asset impairments, gains or losses on investments in unconsolidated entities and interest income on promissory notes between and amongst PAA and related entities, adjusted for certain selected items impacting comparability. Adjusted EBITDA attributable to PAA excludes the portion of Adjusted EBITDA that is attributable to noncontrolling interests.
Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.
Non-GAAP Financial Liquidity Measures
Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests. Adjusted Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions.
We also present these measures and additional non-GAAP financial liquidity measures as they are measures that investors have indicated are useful. We present the Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) for use in assessing our underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is defined as Adjusted Free Cash Flow excluding the impact of “Changes in assets and liabilities, net of acquisitions” on our Condensed Consolidated Statements of Cash Flows. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities).
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
REVENUES	$12,933	$11,602	$24,928	$23,943

COSTS AND EXPENSES
Purchases and related costs	11,858	10,544	22,775	21,867
Field operating costs	350	333	708	690
General and administrative expenses	93	85	189	171
Depreciation and amortization	257	259	511	515
(Gains)/losses on asset sales, net	1	3	1	(150)
Total costs and expenses	12,559	11,224	24,184	23,093

OPERATING INCOME	374	378	744	850

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	106	89	201	178
Interest expense, net (1)	(111)	(95)	(205)	(193)
Other income, net (1)	23	20	18	85

INCOME BEFORE TAX	392	392	758	920
Current income tax expense	(69)	(20)	(123)	(81)
Deferred income tax (expense)/benefit	7	(23)	46	(15)

NET INCOME	330	349	681	824
Net income attributable to noncontrolling interests	(80)	(56)	(166)	(109)
NET INCOME ATTRIBUTABLE TO PAA	$250	$293	$515	$715

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted	$180	$227	$382	$588
Basic and diluted weighted average common units outstanding	701	698	701	698
Basic and diluted net income per common unit	$0.26	$0.32	$0.55	$0.84

(1)“Interest expense, net” and “Other income, net” each include $15 million for the three and six months ended June 30, 2024 related to interest on promissory notes between and amongst PAA and related entities. These amounts offset and do not impact Net Income or Non-GAAP metrics such as Adjusted EBITDA, Implied DCF and Adjusted Free Cash Flow.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current assets (including Cash and cash equivalents of $553 and $450, respectively)	$5,387	$4,913
Property and equipment, net	15,616	15,782
Investments in unconsolidated entities	2,862	2,820
Intangible assets, net	1,741	1,875
Linefill	980	976
Long-term operating lease right-of-use assets, net	312	313
Long-term inventory	290	265
Other long-term assets, net	265	411
Total assets	$27,453	$27,355

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,406	$5,003
Senior notes, net	7,139	7,242
Other long-term debt, net	72	63
Long-term operating lease liabilities	279	274
Other long-term liabilities and deferred credits	979	1,041
Total liabilities	13,875	13,623

Partners’ capital excluding noncontrolling interests	10,276	10,422
Noncontrolling interests	3,302	3,310
Total partners’ capital	13,578	13,732
Total liabilities and partners’ capital	$27,453	$27,355

DEBT CAPITALIZATION RATIOS
(in millions)

	June 30, 2024	December 31, 2023
Short-term debt	$765	$446
Long-term debt	7,211	7,305
Total debt	$7,976	$7,751

Long-term debt	$7,211	$7,305
Partners’ capital excluding noncontrolling interests	10,276	10,422
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$17,487	$17,727
Total book capitalization, including short-term debt	$18,252	$18,173

Long-term debt-to-total book capitalization	41%	41%
Total debt-to-total book capitalization, including short-term debt	44%	43%

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic and Diluted Net Income per Common Unit
Net income attributable to PAA	$250	$293	$515	$715
Distributions to Series A preferred unitholders	(44)	(44)	(88)	(85)
Distributions to Series B preferred unitholders	(19)	(18)	(39)	(36)
Amounts allocated to participating securities	(8)	(5)	(9)	(8)
Other	1	1	3	2
Net income allocated to common unitholders	$180	$227	$382	$588

Basic and diluted weighted average common units outstanding (2) (3)	701	698	701	698

Basic and diluted net income per common unit	$0.26	$0.32	$0.55	$0.84

(1)We calculate net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for each of the three and six months ended June 30, 2024 and 2023 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$681	$824
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	511	515
(Gains)/losses on asset sales, net	1	(150)
Deferred income tax expense/(benefit)	(46)	15
Equity earnings in unconsolidated entities	(201)	(178)
Distributions on earnings from unconsolidated entities	250	219
Other	77	57
Changes in assets and liabilities, net of acquisitions	(201)	329
Net cash provided by operating activities	1,072	1,631

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(418)	(6)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(545)	(1,101)

Effect of translation adjustment	(6)	8

Net increase in cash and cash equivalents and restricted cash	103	532

Cash and cash equivalents and restricted cash, beginning of period	450	401
Cash and cash equivalents and restricted cash, end of period	$553	$933

CAPITAL EXPENDITURES
(in millions)

	Net to PAA (1)				Consolidated
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Investment capital expenditures:
Crude Oil	$42	$52	$107	$102	$58	$71	$148	$143
NGL	23	31	37	39	23	31	37	39
Total Investment capital expenditures	65	83	144	141	81	102	185	182
Maintenance capital expenditures	56	58	109	103	61	62	118	109
	$121	$141	$253	$244	$142	$164	$303	$291

(1)Excludes expenditures attributable to noncontrolling interests.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income Per Common Unit (1) :

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$250	$293	$515	$715
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	38	(50)	127	(129)
Adjusted net income attributable to PAA	$288	$243	$642	$586
Distributions to Series A preferred unitholders	(44)	(44)	(88)	(85)
Distributions to Series B preferred unitholders	(19)	(18)	(39)	(36)
Amounts allocated to participating securities	(8)	(5)	(10)	(7)
Other	1	1	3	2
Adjusted net income allocated to common unitholders	$218	$177	$508	$460

Basic and diluted weighted average common units outstanding (3) (4)	701	698	701	698

Basic and diluted adjusted net income per common unit	$0.31	$0.25	$0.72	$0.66

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for the three and six months ended June 30, 2024 and 2023 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic and diluted net income per common unit	$0.26	$0.32	$0.55	$0.84
Selected items impacting comparability per common unit (1)	0.05	(0.07)	0.17	(0.18)
Basic and diluted adjusted net income per common unit	$0.31	$0.25	$0.72	$0.66

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$330	$349	$681	$824
Interest expense, net of certain items (1)	96	95	190	193
Income tax expense	62	43	77	96
Depreciation and amortization	257	259	511	515
(Gains)/losses on asset sales, net	1	3	1	(150)
Depreciation and amortization of unconsolidated entities (2)	17	24	37	47
Selected items impacting comparability - Adjusted EBITDA (3)	44	(73)	157	(12)
Adjusted EBITDA	$807	$700	$1,654	$1,513
Adjusted EBITDA attributable to noncontrolling interests	(133)	(103)	(263)	(201)
Adjusted EBITDA attributable to PAA	$674	$597	$1,391	$1,312

Adjusted EBITDA	$807	$700	$1,654	$1,513
Interest expense, net of certain non-cash and other items (4)	(91)	(90)	(180)	(183)
Maintenance capital	(61)	(62)	(118)	(109)
Investment capital of noncontrolling interests (5)	(17)	(17)	(41)	(40)
Current income tax expense	(69)	(20)	(123)	(81)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (6)	(5)	(8)	7	(20)
Distributions to noncontrolling interests (7)	(97)	(73)	(198)	(151)
Implied DCF	$467	$430	$1,001	$929
Preferred unit distributions paid (7)	(63)	(59)	(127)	(115)
Implied DCF Available to Common Unitholders	$404	$371	$874	$814

Weighted Average Common Units Outstanding	701	698	701	698
Weighted Average Common Units and Common Unit Equivalents	772	769	772	769

Implied DCF per Common Unit (8)	$0.58	$0.53	$1.25	$1.17
Implied DCF per Common Unit and Common Unit Equivalent (9)	$0.58	$0.54	$1.25	$1.16

Cash Distribution Paid per Common Unit	$0.3175	$0.2675	$0.6350	$0.5350
Common Unit Cash Distributions (7)	$223	$187	$445	$374
Common Unit Distribution Coverage Ratio	1.81x	1.98x	1.96x	2.18x

Implied DCF Excess	$181	$184	$429	$440

(1)Represents “Interest expense, net” as reported on our Condensed Consolidated Statements of Operations, net of interest income associated with promissory notes between and amongst PAA and related entities.
(2)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(3)See the “Selected Items Impacting Comparability” table for additional information.
(4)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps, as well as interest income associated with promissory notes between and amongst PAA and related entities.
(5)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(6)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(7)Cash distributions paid during the period presented.
(8)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(9)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic net income per common unit	$0.26	$0.32	$0.55	$0.84
Reconciling items per common unit (1) (2)	0.32	0.21	0.70	0.33
Implied DCF per common unit	$0.58	$0.53	$1.25	$1.17

Basic net income per common unit	$0.26	$0.32	$0.55	$0.84
Reconciling items per common unit and common unit equivalent (1) (3)	0.32	0.22	0.70	0.32
Implied DCF per common unit and common unit equivalent	$0.58	$0.54	$1.25	$1.16

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 701 million, 698 million, 701 million and 698 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Cash Provided by Operating Activities to Non-GAAP Financial Liquidity Measures Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$653	$888	$1,072	$1,631
Adjustments to reconcile Net cash provided by operating activities to Adjusted Free Cash Flow:
Net cash used in investing activities	(157)	(165)	(418)	(6)
Cash contributions from noncontrolling interests	12	—	24	—
Cash distributions paid to noncontrolling interests (1)	(97)	(73)	(198)	(151)
Adjusted Free Cash Flow (2)	$411	$650	$480	$1,474
Cash distributions (3)	(286)	(246)	(572)	(489)
Adjusted Free Cash Flow after Distributions (2) (4)	$125	$404	$(92)	$985

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted Free Cash Flow (2)	$411	$650	$480	$1,474
Changes in assets and liabilities, net of acquisitions (5)	10	(131)	201	(329)
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (6)	$421	$519	$681	$1,145
Cash distributions (3)	(286)	(246)	(572)	(489)
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (6)	$135	$273	$109	$656

(1)Cash distributions paid during the period presented.
(2)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(3)Cash distributions paid to preferred and common unitholders during the period.
(4)Excess Adjusted Free Cash Flow after Distributions is retained to establish reserves for future distributions, capital expenditures, debt reduction and other partnership purposes. Adjusted Free Cash Flow after Distributions shortages may be funded from previously established reserves, cash on hand or from borrowings under our credit facilities or commercial paper program.
(5)See the “Condensed Consolidated Statements of Cash Flows” table.
(6)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) and Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) to assess the underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Selected Items Impacting Comparability: (1)
Derivative activities and inventory valuation adjustments (2)	$(24)	$86	$(184)	$52
Long-term inventory costing adjustments (3)	(10)	(2)	24	(31)
Deficiencies under minimum volume commitments, net (4)	(7)	2	5	9
Equity-indexed compensation expense (5)	(10)	(8)	(19)	(17)
Foreign currency revaluation (6)	7	(5)	17	(1)
Selected items impacting comparability - Adjusted EBITDA	$(44)	$73	$(157)	$12
Gains/(losses) on asset sales, net	(1)	(3)	(1)	150
Tax effect on selected items impacting comparability	8	(20)	37	(30)
Aggregate selected items impacting noncontrolling interests	(1)	—	(6)	(3)
Selected items impacting comparability - Adjusted net income attributable to PAA	$(38)	$50	$(127)	$129

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional details on how these selected items impacting comparability affect such measures.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable. For applicable periods, we excluded gains and losses from the mark-to-market of the embedded derivative associated with the Preferred Distribution Rate Reset Option of our Series A preferred units.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investees, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. The associated gains and losses are not integral to our results and were thus classified as a selected item impacting comparability.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$12,735	$293	$11,295	$381
Purchases and related costs (1)	(11,820)	(133)	(10,490)	(128)
Field operating costs (2)	(272)	(78)	(256)	(77)
Segment general and administrative expenses (2) (3)	(72)	(21)	(66)	(19)
Equity earnings in unconsolidated entities	106	—	89	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	17	—	24	—
Derivative activities and inventory valuation adjustments	(4)	28	5	(91)
Long-term inventory costing adjustments	4	6	10	(8)
Deficiencies under minimum volume commitments, net	7	—	(2)	—
Equity-indexed compensation expense	10	—	8	—
Foreign currency revaluation	(2)	(1)	15	4
Adjusted EBITDA attributable to noncontrolling interests (5)	(133)	—	(103)	—
Segment Adjusted EBITDA	$576	$94	$529	$62

Maintenance capital expenditures	$41	$20	$36	$26

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$24,317	$801	$23,053	$1,071
Purchases and related costs (1)	(22,484)	(481)	(21,430)	(618)
Field operating costs (2)	(538)	(170)	(513)	(177)
Segment general and administrative expenses (2) (3)	(146)	(43)	(133)	(38)
Equity earnings in unconsolidated entities	201	—	178	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	37	—	47	—
Derivative activities and inventory valuation adjustments	34	150	(7)	13
Long-term inventory costing adjustments	(25)	1	31	—
Deficiencies under minimum volume commitments, net	(5)	—	(9)	—
Equity-indexed compensation expense	19	—	17	—
Foreign currency revaluation	(19)	(5)	12	3
Segment amounts attributable to noncontrolling interests (5)	(261)	—	(200)	—
Segment Adjusted EBITDA	$1,130	$253	$1,046	$254

Maintenance capital expenditures	$87	$31	$67	$42

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC and Red River Pipeline LLC.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Crude Oil Segment Volumes
Crude oil pipeline tariff volumes (by region) (1)
Permian Basin (2)	6,701	6,304	6,565	6,299
South Texas / Eagle Ford (2)	395	408	386	404
Mid-Continent (2)	530	492	508	482
Gulf Coast (2)	223	260	213	259
Rocky Mountain (2)	495	364	497	352
Western	245	223	252	194
Canada	349	341	348	346
Total crude oil pipeline tariff volumes (1) (2)	8,938	8,392	8,769	8,336

Commercial crude oil storage capacity (2) (3)	72	72	72	72

Crude oil lease gathering purchases (1)	1,572	1,408	1,540	1,418

NGL Segment Volumes (1)
NGL fractionation	129	83	128	113
NGL pipeline tariff volumes	221	147	217	170
Propane and butane sales	54	39	91	89

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Average monthly capacity in millions of barrels calculated as total volumes for the period divided by the number of months in the period.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)

Supplemental Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Crude Oil Segment Adjusted EBITDA	$576	$529	$1,130	$1,046
NGL Segment Adjusted EBITDA	94	62	253	254
Adjusted other income, net (1)	4	6	8	12
Adjusted EBITDA attributable to PAA (2)	$674	$597	$1,391	$1,312

(1)Represents “Other income, net” as reported on our Condensed Consolidated Statements of Operations, excluding interest income on promissory notes between and amongst PAA and related entities, as well as other income, net attributable to noncontrolling interests, adjusted for selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(2)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$12,933	$—	$12,933	$11,602	$—	$11,602

COSTS AND EXPENSES
Purchases and related costs	11,858	—	11,858	10,544	—	10,544
Field operating costs	350	—	350	333	—	333
General and administrative expenses	93	2	95	85	2	87
Depreciation and amortization	257	—	257	259	1	260
(Gains)/losses on asset sales, net	1	—	1	3	—	3
Total costs and expenses	12,559	2	12,561	11,224	3	11,227

OPERATING INCOME	374	(2)	372	378	(3)	375

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	106	—	106	89	—	89
Interest expense, net	(111)	15	(96)	(95)	—	(95)
Other income, net	23	(15)	8	20	—	20

INCOME BEFORE TAX	392	(2)	390	392	(3)	389
Current income tax expense	(69)	—	(69)	(20)	—	(20)
Deferred income tax (expense)/benefit	7	(12)	(5)	(23)	(13)	(36)

NET INCOME	330	(14)	316	349	(16)	333
Net income attributable to noncontrolling interests	(80)	(197)	(277)	(56)	(229)	(285)
NET INCOME ATTRIBUTABLE TO PAGP	$250	$(211)	$39	$293	$(245)	$48

Basic and diluted weighted average Class A shares outstanding			197			195

Basic and diluted net income per Class A share			$0.20			$0.25

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$24,928	$—	$24,928	$23,943	$—	$23,943

COSTS AND EXPENSES
Purchases and related costs	22,775	—	22,775	21,867	—	21,867
Field operating costs	708	—	708	690	—	690
General and administrative expenses	189	3	192	171	3	174
Depreciation and amortization	511	—	511	515	2	517
(Gains)/losses on asset sales, net	1	—	1	(150)	—	(150)
Total costs and expenses	24,184	3	24,187	23,093	5	23,098

OPERATING INCOME	744	(3)	741	850	(5)	845

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	201	—	201	178	—	178
Interest expense, net	(205)	15	(190)	(193)	—	(193)
Other income, net	18	(15)	3	85	—	85

INCOME BEFORE TAX	758	(3)	755	920	(5)	915
Current income tax expense	(123)	—	(123)	(81)	—	(81)
Deferred income tax (expense)/benefit	46	(25)	21	(15)	(43)	(58)

NET INCOME	681	(28)	653	824	(48)	776
Net income attributable to noncontrolling interests	(166)	(406)	(572)	(109)	(550)	(659)
NET INCOME ATTRIBUTABLE TO PAGP	$515	$(434)	$81	$715	$(598)	$117

Basic and diluted weighted average Class A shares outstanding			197			195

Basic and diluted net income per Class A share			$0.41			$0.60

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	June 30, 2024			December 31, 2023
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$5,387	$(7)	$5,380	$4,913	$3	$4,916
Property and equipment, net	15,616	—	15,616	15,782	—	15,782
Investments in unconsolidated entities	2,862	—	2,862	2,820	—	2,820
Intangible assets, net	1,741	—	1,741	1,875	—	1,875
Deferred tax asset	—	1,221	1,221	—	1,239	1,239
Linefill	980	—	980	976	—	976
Long-term operating lease right-of-use assets, net	312	—	312	313	—	313
Long-term inventory	290	—	290	265	—	265
Other long-term assets, net	265	—	265	411	—	411
Total assets	$27,453	$1,214	$28,667	$27,355	$1,242	$28,597

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,406	$(8)	$5,398	$5,003	$2	$5,005
Senior notes, net	7,139	—	7,139	7,242	—	7,242
Other long-term debt, net	72	—	72	63	—	63
Long-term operating lease liabilities	279	—	279	274	—	274
Other long-term liabilities and deferred credits	979	—	979	1,041	—	1,041
Total liabilities	13,875	(8)	13,867	13,623	2	13,625

Partners’ capital excluding noncontrolling interests	10,276	(8,786)	1,490	10,422	(8,874)	1,548
Noncontrolling interests	3,302	10,008	13,310	3,310	10,114	13,424
Total partners’ capital	13,578	1,222	14,800	13,732	1,240	14,972
Total liabilities and partners’ capital	$27,453	$1,214	$28,667	$27,355	$1,242	$28,597

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$39	$48	$81	$117
Basic and diluted weighted average Class A shares outstanding	197	195	197	195

Basic and diluted net income per Class A share	$0.20	$0.25	$0.41	$0.60

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or (ii) negatively impact our ability to develop, operate or repair midstream assets;
•negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets;
•the pace of development of natural gas infrastructure and its impact on expected crude oil production growth in the Permian Basin; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles over 8 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Michael Gladstein
Director, Investor Relations
(866) 809-1291

###

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291